Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2018 (April 29, 2019 as to the retrospective change in the presentation and classification of restricted cash in the statements of cash flow described in Note 2 (ff), and the inclusion of parent only information in Note 22),  relating to the financial statements of LightInTheBox Holding Co., Ltd., its subsidiaries, its variable interest entities (the “VIEs”) and its VIEs’ subsidiary (collectively, the “Group”) as of December 31, 2017 and for the years ended December 31, 2016 and 2017 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Accounting Standard Update 2016-18, Statement of Cash Flows: Restricted Cash) appearing in the Annual Report on Form 20-F of LightInTheBox Holding Co., Ltd. for the year ended December 31, 2018.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

June 28, 2019